UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2013

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On March 5, 2013, First BanCorp. (the "Corporation") received correspondence from José F. Rodríguez-Perelló in which Mr. Rodríguez-Perelló resigned from the Corporation’s Board of Directors (the "Board") effective as of March 5, 2013. In his correspondence, Mr. Rodríguez-Perelló explained that his resignation relates to an incident that occurred during an audit committee meeting held in October 2012 during which, according to Mr. Rodríguez-Perelló, another director commented inappropriately on a personal matter that involved Mr. Rodríguez-Perelló’s family and was unrelated to the Corporation. In his recent correspondence, Mr. Rodríguez-Perelló accused the other director for the first time of violating the Corporation’s Code of Ethical Conduct. The Corporation does not agree with Mr. Rodríguez-Perelló’s characterization of the conduct of the other director involved in the incident as violating the Corporation’s Code of Ethical Conduct. Immediately after the October 2012 incident, the Board investigated the incident and concluded that no Board action was necessary. The Corporation views this matter as a strictly personal incident between Mr. Rodríguez-Perelló and the other director.

Mr. Rodríguez-Perelló’s correspondence as well as an English-language summary of the correspondence is attached hereto as Exhibit 17.1 and 17.2, accordingly.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibit 17.1 - Correspondence from José Rodríguez-Perelló dated March 5, 2013
Exhibit 17.2 - English-language summary of Correspondence from José Rodríguez-Perelló dated March 5, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

March 11, 2013	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

17.1	Correspondence from José Rodríguez-Perelló dated March 5, 2013
17.2	English-language summary of Correspondence from José Rodríguez-Perelló dated March 5, 2013